EXECUTION




                            COMMERCIAL LOAN AGREEMENT

                                  By and Among

                   BOSTON BIOMEDICA, INC., BTRL CONTRACTS AND
               SERVICES, INC., BBI CLINICAL LABORATORIES, INC. and
                           BBI-SOURCE SCIENTIFIC, INC.

                                 as the Borrower

                                       and

                        THE FIRST NATIONAL BANK OF BOSTON

                                  as the Lender




                           Dated: As of March 28, 1997








                     COMMERCIAL LOAN AND SECURITY AGREEMENT
                     --------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                                                           Page
                                                                                                           ----

Preamble.........................................................................................             1

Section 1 - Definitions; Use of Terms; Incorporation by Reference................................             2
---------

Section 2 - Establishment of  Revolving Line of Credit                                                        6
---------

2.1  Revolving Line of Credit                                                                                 6
2.2  Interest Rate on Loans                                                                                   7
2.3  Repayment of Loans                                                                                       7
2.4  Security for the Loans                                                                                   7
2.5  Use of Proceeds                                                                                          7
2.6  Loan Advances                                                                                            7
2.7  Other Advances and Payments                                                                              7
2.8  Loan Statements                                                                                          8
2.9  Review of  Line of Credit                                                                                8

Section 3 - Representations, Covenants and Warranties                                                         9
---------

3.1 General Representations, Covenants and Warranties                                                         9

    3.1.1 Business; Supplementary Information Regarding Borrower                                              9
    3.1.2 Due Organization and Existence; Authorization                                                       9
    3.1.3 Articles of Organization; Stock; Accurate Records                                                   10
    3.1.4 Binding Documents; Violation of Other Agreements                                                    10
    3.1.5 Title To Assets; Security Interests and Mortgages; Leases;
                  Royalties; etc.                                                                             10
    3.1.6  Investments                                                                                        10
    3.1.7  Litigation; Outstanding Orders                                                                     11
    3.1.8  Financial Statements Delivered                                                                     11
    3.1.9  Other Liabilities; Tax Returns; No Adverse Changes                                                 11
    3.1.10 No Agency Between Borrower and Lender                                                              11
    3.1.11 Regulation U                                                                                       11
    3.1.12 ERISA                                                                                              12
    3.1.13 Necessary Permits and Licenses                                                                     12
    3.1.14 Governmental Approvals Not Required                                                                12
    3.1.15 Adequate Financing                                                                                 12
    3.1.16 No Event of Default                                                                                13
    3.1.17 Compliance with Leases                                                                             13
    3.1.18 President and Chief Executive Officer                                                              13
    3.1.19 Compliance with Certain Environmental Laws                                                         13
    3.1.20 Recent Changes of Name or Structure                                                                13
    3.1.21 Payment of Wages                                                                                   14

3.2 Certain Affirmative Covenants                                                                             14

    3.2.1 Payment of Obligations                                                                              14
    3.2.2 Books and Records                                                                                   14
    3.2.3 Inspection                                                                                          14







    3.2.4 Commercial Purposes                                                                                 14
    3.2.5 Notice of Adverse Matters                                                                           14
    3.2.6 Principal Lending Business                                                                          14
    3.2.7  Maintenance of Corporate Existence; Compliance with Laws                                           15
    3.2.8  Payment of Taxes and Filing of Returns                                                             15
    3.2.9  Maintenance of Property and Assets                                                                 15
    3.2.10 Collection Costs; Legal Fees; etc.                                                                 15
    3.2.11 Insurance                                                                                          16
    3.2.12 Further Agreements; Compliance with Other Agreements;
                 Payment of Other Obligations; Tax Returns; Notice of Litigation
                and of Events of Default                                                                      16
    3.2.13 Certain Environmental Matters                                                                      17
    3.2.14 Changes in Master Exhibit                                                                          18
    3.2.15 Key Man Life Insurance                                                                             18

3.3  General Negative Covenants                                                                               18

    3.3.1 Other Debt                                                                                          18
    3.3.2 Payment of Dividends                                                                                19
    3.3.3 Loans by the Borrower                                                                               19
    3.3.4 Investments                                                                                         19
    3.3.5 Mergers, etc.                                                                                       19
    3.3.6 Sales of Assets                                                                                     19
    3.3.7 Negative Pledge                                                                                     19
    3.3.8 No Liens; Permitted Encumbrances                                                                    20
    3.3.9 Continuance of Business                                                                             21

Section 4 - Financial and Reporting Covenants                                                                 21
---------

4.1 Reporting Covenants                                                                                       21

    4.1.1 Quarterly Financial Statements                                                                      21
    4.1.2 Annual Financial Statements                                                                         21
    4.1.3 Officer's Certificate                                                                               22
    4.1.4 Other Information                                                                                   22

4.2  Financial Covenants                                                                                      23

Section 5 - Conditions of Closing                                                                             24
---------

5.1  Conditions of Closing                                                                                    24
5.2  Date References                                                                                          25

Section 6 - Events of Default                                                                                 25
---------

Section 7 - Remedies                                                                                          28
---------

7.1 General Remedies                                                                                          28
7.2 Cumulative Remedies                                                                                       28

Section 8 - Waiver; Termination                                                                               28
---------



                                     -iii-





8.1 Waiver By The Borrower                                                                                  28
8.2 Lender's Option To Waive                                                                                29

Section 9 - Miscellaneous                                                                                   29
---------

9.1 Deposits As Collateral; Set-Off                                                                         29
9.2 Survival of Covenants; Binding Effect                                                                   29
9.3 Termination of Agreement                                                                                30
9.4 Conflict of Terms                                                                                       30
9.5 Prior Discussions; Amendments in Writing; Counterparts;
                  Filing As Financing Statement                                                             30
9.6  General Indemnification                                                                                31
9.7  Destruction of Documents; Jurisdiction                                                                 31
9.8  Notices                                                                                                31
9.9  Application of Proceeds                                                                                32
9.10 Continuance of Defaults                                                                                32
9.11 Severability                                                                                           32
9.12 Headings                                                                                               32
9.13 Governing Law; Sealed Instrument                                                                       32
9.14 Force Majeure                                                                                          33
9.15 Interpretation of Agreement                                                                            33


Master Exhibit

Exhibit 4.1.3 Officer's Compliance Certificate
Exhibit 4.2.1


                                      -iv-




                            COMMERCIAL LOAN AGREEMENT


    This Commercial Loan Agreement (this "Agreement") is dated as of March 28, 1997, and is by and among BOSTON BIOMEDICA, INC. ("BBI"), BTRL CONTRACTS AND SERVICES, INC. ("BTRL"), BBI CLINICAL LABORATORIES, INC. ("BBICL"), formerly known as BBI-NORTH AMERICAN CLINICAL LABORATORIES, INC. and BBI-SOURCE SCIENTIFIC, INC. ("BSS"), each of which is a Massachusetts corporation validly created, legally existing and in good standing under the laws of the Commonwealth of Massachusetts and each of which has its "Notice Address" at 375 West Street, West Bridgewater, Massachusetts 02379 (BBI, BTRL, BBICL and BSS, together with their respective successors and assigns, are collectively referred to herein as the "Borrower") and THE FIRST NATIONAL BANK OF BOSTON, a national banking association having an office and "Notice Address" at Bank of Boston-Worcester Tower, P.O. Box 15073, 100 Front Street, Worcester,
Massachusetts   01608-1438  (together  with  its  successors  and  assigns,  the
"Lender").

    WHEREAS, BTRL, BBICL and BSS are each wholly-owned subsidiaries of BBI, formed to acquire certain assets determined to be useful and necessary to the business conducted by BBI; and

    WHEREAS, the Borrower desires to induce the Lender to lend certain sums and otherwise to extend credit or grant financial accommodations, all to or for the benefit of the Borrower pursuant to and in accordance with the terms of this Agreement; and

    WHEREAS, the Lender is willing to enter into this Agreement and grant such financial accommodations to or for the benefit of the Borrower in accordance with the terms of this Agreement only if the Borrower shall make and enter into certain agreements, covenants, representations and warranties as set forth herein and as further set forth and contained in the Financing Instruments (as hereinafter defined), all of the terms and conditions of which Financing Instruments are hereby incorporated herein by reference;

    NOW THEREFORE, in order to induce the Lender to lend certain sums, to extend credit and to grant financial accommodations, all to or for the benefit of the Borrower, and in consideration thereof and in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower hereby represents and warrants to the Lender, and hereby covenants and agrees with the Lender, all as follows:






                                    SECTION 1

                           DEFINITIONS; USE OF TERMS;
                           INCORPORATION BY REFERENCE

    In this Agreement:

    1.1 "ACCOUNTS" shall mean and refer to any and all of the Borrower's rights to payment for goods sold or leased or for services rendered, which are not evidenced by an Instrument or Chattel Paper, whether or not such rights have been earned by performance, and shall include all receivables, notes, drafts, acceptances, other forms of obligations and "accounts" as defined in the UCC, all in whatever form and however arising or created;

    1.2 "BALANCE  SHEET NET WORTH" shall have the meaning  given to that term in
Section 4.2(b) below;

    1.3 "BANKRUPTCY CODE" shall have the meaning given to that term in subsection 6.7.1 below;

    1.4 "BORROWER" shall have the meaning given to that term in the first paragraph on the first page of this Agreement;

    1.5 "CEO" shall have the meaning given to that term in subsection 3.1.18 below;

    1.6 "CLOSING DATE" shall have the meaning given to that term in Section 5.1 below;

    1.7 "COMMITMENT EXPIRATION DATE" shall mean the earlier to occur of: (a) the Maturity Date; (b) the occurrence of an Event of Default hereunder; or (c) upon termination as provided in Section 9.3 below;

    1.8 "CONNECTICUT OFFICE" shall mean 75 North Mountain Road, New Britain, Connecticut 06053

    1.9  "DEBT  SERVICE  RATIO"  shall  have the  meaning  given to that term in
Section 4.2.5(c) below;

    1.10 "DEFAULT" shall mean an Event of Default or event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default;

    1.11 "EQUIPMENT" shall mean all motor vehicles (whether or not subject to motor vehicle registration), rolling stock, machinery, furniture, office equipment, plant equipment, fixtures, tools, spare parts, accessories, dies, molds and all other like goods, property and assets owned now or hereafter by the Borrower and used in the operation or furtherance of the Borrower's business; and "equipment" as defined in the UCC;

    1.12 "EVENT OF DEFAULT" shall have the meaning given to that term in Section 6 below;

    1.13  "FACILITY FEE" shall have the meaning given to that term in subsection
2.4 below;

    1.14 "FINANCING INSTRUMENTS" shall mean and refer to any and all agreements (including this Agreement), Instruments, Documents, and other writings including without limitation, security agreements, loan agreements, notes, guarantees, mortgages, deeds of trust, collateral assignments, subordination agreements, contracts, notices, leases, financing statements and all other written matter, whether heretofore, now, or hereafter executed by or on behalf of the Borrower and delivered to the Lender in connection with the transactions described in this Agreement or contemplated hereby, together with all agreements and documents referred to therein or contemplated thereby;

    1.15 "GAAP" shall mean and refer to generally accepted accounting principles as adopted in the United States;

    1.16 "INDEMNIFIED PARTY" shall have the meaning given to that term in subsection 9.6 below;

    1.17 "INTEREST RATE PROTECTION CONTRACTS" shall mean interest rate swap agreements, interest rate collar agreements, options on any of the foregoing and any other agreements or arrangements designed to provide protection against fluctuations in interest rates, in each case purchased by the Borrower from a lender with respect to Loans and approved by the Lender;

    1.18 "INVESTMENT" shall mean the purchase or acquisition of any share of capital stock, partnership interest, evidence of indebtedness or other equity security of any other Person (including any subsidiary), any loan, advance or extension of credit (excluding Accounts and costs and estimated earnings in excess of billings arising in the ordinary course of business) to, or contribution to the capital of, any other Person (including any subsidiary), any real estate held for sale or investment, any securities or commodities futures contracts held, any other investment in any other Person (including any other Borrower or any subsidiary), and the making of any commitment or acquisition of any option to make an Investment;

    1.19 "INVENTORY" shall mean and refer to any and all of the following owned by the Borrower: goods, wares, merchandise, raw materials, supplies, components, work in process, finished goods and all packaging, advertising, shipping material, labels and other devices, names, or marks affixed thereto for purpose of selling the same; tangible personal property held by the Borrower for processing, sale, license, or lease, or furnished or to be furnished by the Borrower under contracts of sale or service or to be used or consumed in the Borrower's business; items referred to above which are in transit, returned, rejected, repossessed or detained; and "inventory" as defined in the UCC;

    1.20 "IRC" shall mean and refer to the Internal Revenue Code of 1986, as amended, and regulations as promulgated and in effect, from time to time, thereunder;

    1.21 "LENDER" shall have the meaning given to that term in the first paragraph on the first page of this Agreement;

    1.22 "LIENS" shall mean and refer to any and all: mortgages, pledges, security interests, encumbrances, liens, or charges of any kind including, but not limited to, agreements to give any of the foregoing; conditional sales or other title retention agreements or devices, or any leases in the nature thereof; and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction;

    1.23 "LINE OF CREDIT MAXIMUM AMOUNT" shall mean and refer to the amount of Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.00);

    1.24 "LOANS" shall have the meaning given to that term in Section 2.1 below;

    1.25 "MARGIN  STOCK" shall have the meaning given to that term in subsection
3.1.12 below;

    1.26 "MARYLAND OFFICE" shall mean 3 Taft Court,  Rockville,  Maryland 20850;

    1.27 "MATURITY DATE" shall mean June 30, 1999;

    1.28 "NOTE" shall mean that certain Commercial Term Revolving Promissory Note, dated of even date herewith, from the Borrower, made payable to the order of the Lender, in the face amount of the Line of Credit Maximum Amount, as the same may be hereafter amended, modified, substituted, extended or restated, from time to time;

    1.29 "NOTICE ADDRESS" shall have the meaning given to that term in the first paragraph on the first page of this Agreement;

    1.30 "OBLIGATIONS" shall mean and refer to any and all indebtedness, liabilities, duties, undertakings, covenants and agreements (including those of payment or of performance) of the Borrower to the Lender or any affiliate of the Lender, all of every kind, nature and description, and arising pursuant to the terms of the Financing Instruments or otherwise, including, without limitation:

                  1.30.1 the Borrower's liability to repay the Loans, together with the payment of all interest and other monies due pursuant to the terms of the Note, and any and all substitutions, renewals, extensions, amendments and rewritings of the Loans or the Note and all present and future advances made thereunder and including all Interest Rate Protection Contracts;

                  1.30.2 the faithful performance and observance by the Borrower of all agreements, covenants and conditions contained in this Agreement and in each of the other Financing Instruments; and

                  1.30.3 any and all such indebtedness, liabilities, duties, undertakings, covenants and agreements whether or not the same are: now existing or hereafter arising; imposed by agreement or by operation of law; due or not due, absolute or contingent, liquidated or unliquidated, voluntary or involuntary; evidenced by a writing; presently contemplated by the parties; the joint or the several liabilities of the Borrower; direct or indirect; related or unrelated to the transactions described in or contemplated by the Financing Instruments; liabilities or undertakings of the Borrower as surety, guarantor or endorser with respect to obligations of one or more other parties; specifically described as secured or unsecured; hereafter acquired by the Lender by assignment, other transfer or operation of law; the result of any transaction whatsoever between the Borrower and the Lender; or by reason of any cause of action which the Lender may have against the Borrower;

    1.31 "PERMITTED ACQUISITION" shall mean any domestic corporation, partnership, limited liability company, joint venture or other form of domestic entity that is engaged in the business of the Borrower or any business reasonably related or complimentary thereto.

    1.32 "PERMITTED ACQUISITION VENTURE" shall mean any Investment in a Permitted Acquisition for which (a) the Borrower has provided the Lender, in advance of such Acquisition, with all of the material information, reports, financial statements and any other material used by the Borrower to determine the suitability and prudence of such Investment; and (b) the Borrower has satisfied the Lender that such Investment will not result in the Borrower failing to meet any of the Financial Standards contained in subsections 4.2.1,
4.2.2 and 4.2.4 hereof;

    1.33 "PERMITTED  ENCUMBRANCES"  shall have the meaning given to that term in
Section 3.3.8 below;

    1.34 "PERSONS" shall mean and refer to any and all individuals, corporations, partnerships, joint stock associations, business or other trusts, governments or any agencies or subdivisions thereof, joint ventures, limited liability companies or partnerships, or other entities or associations whatsoever;

    1.35 "REPORTING  REQUIREMENTS"  shall have the meaning given to that term in
Section 4.1 below;

    1.36 "REVOLVING LINE OF CREDIT" shall have the meaning given to that term in
Section 2.1 below;

    1.37  "TANGIBLE  NET  WORTH"  shall have the  meaning  given to that term in
Section 4.2.5(b) below;

    1.38 "TOTAL DEBT" shall have the meaning given to that term in Section 4.2.5(a) below;

    1.39 "UCC" shall mean the Uniform Commercial Code as in effect from time to time in The Commonwealth of Massachusetts;

    1.40 The following terms shall have the respective meanings ascribed to them in the UCC: "ACCOUNT DEBTOR", "CHATTEL PAPER", "DEPOSIT ACCOUNT", "DOCUMENT", "FARM PRODUCTS", "GENERAL INTANGIBLES", and "INSTRUMENT";

    1.41 Terms defined elsewhere in this Agreement shall have the respective meanings ascribed to them where so defined;

    1.42 All exhibits to this Agreement are hereby incorporated herein by reference;

    1.43 The use of the singular of terms which are defined in the plural shall mean and refer to any one of the matters or items included in such definition; and

    1.44 Use of the connective "or" is not intended to be exclusive; the term "may not" is intended to be prohibitive and not permissive; use of "includes" and "including" is intended to be interpreted as expansive and amplifying and not as limiting in any way; and pronouns used herein shall be deemed to include the singular and the plural and all genders.


                                    SECTION 2

                    ESTABLISHMENT OF REVOLVING LINE OF CREDIT

    2.1 Revolving Line of Credit. Subject to all of the terms and conditions contained in this Agreement and the other Financing Instruments, the Lender hereby agrees to establish for the benefit of the Borrower a certain revolving line of credit (the "REVOLVING LINE OF CREDIT"), in the maximum principal amount of up to the Line of Credit Maximum Amount, as evidenced by and payable as provided in the Note. All advances of principal under the Revolving Line of Credit (each such advance is hereinafter referred to as a "LOAN" and collectively as the "Loans") shall be made in accordance with the provisions of this Agreement and the Note. The Lender has opened or hereby opens, for and in the name of the Borrower, loan accounts for the purposes of administering the Loans.

    2.2 Interest Rate on Loans. The principal amount outstanding, from time to time, of each of the Loans shall bear interest in accordance with the provisions of the Note.

    2.3 Repayment of Loans. Principal and interest under the Loans shall be paid to the Lender in accordance with the provisions of the Note.

    2.4 Facility Fee. The Borrower agrees to pay to the Lender a Facility Fee (the "FACILITY FEE") of one-quarter of one percent (.25%) per annum of the amount which equals the average unused portion of the Line of Credit Maximum Amount during each calendar quarter, or part thereof, that any Loan remains outstanding. The Facility Fee shall be paid by the Borrower to the Lender on a calendar quarterly basis, in arrears. The Facility Fee shall be earned when paid, non-refundable and in addition to all interest and all other amounts due and payable with respect to the Loans or otherwise pursuant to the Financing Instruments.

    2.5 Use of Proceeds. All of the proceeds of the Loans shall be used to finance Investments in Permitted Acquisition Ventures and for general corporate purposes, including, but not limited to, working capital, capital expenditures and equipment leasing.

    2.6 Loan Advances. After the date hereof, Loans shall be made by advances by the Lender to one or more of the accounts maintained by the Borrower pursuant to
Section 3.2.6 hereof (hereafter, the "Main Operating Account"). Subject to the terms and conditions hereof, the Lender may make Loans to the Borrower (i) to cover checks drawn by Borrower on the Main Operating Account and (ii) to cover other authorized charges whether given to the Lender orally, telephonically or in writing and (iii) to cover other charges due and payable hereunder. As an accommodation to the Borrower, and to avoid the necessity that the Lender communicate with the Borrower each time checks are presented for payment against the Main Operating Account, the Borrower requests the Bank to make a Loan charged to the Loan Account sufficient to cover checks and other authorized charges on each occasion that the same are presented. All actions of the Lender in connection with the ordinary administration of the foregoing are hereby ratified and confirmed and shall be conclusive and binding upon the Borrower. Each request by the Borrower to Lender for an advance under the Revolving Line of Credit shall constitute a representation by the Borrower that as of the date of such request (a) each of the representations and warranties set forth herein are true, (b) the Borrower is in compliance with all of the covenants, terms and conditions hereof, and (c) no event or circumstances exist which constitute or with the lapse of time or notice, or both, would constitute or result in the occurrence of an Event of Default (as hereinafter defined).

    2.7 Other Advances and Payments. Whether or not the entire amount available under the Revolving Line of Credit shall have been advanced to or for the benefit of the Borrower, and whether or not the Loans shall be payable (by maturity or by acceleration) or an Event of Default shall have occurred under this Agreement, the Lender shall be entitled (but shall not be obligated and may not be required) to make, at its sole discretion, additional advances from time to time:

                  2.7.1 in payment or reimbursement,  as the case may be, of any
         and  all  payments  made  or  amounts  owing   pursuant  to  applicable
         provisions of the Financing Documents;

                  2.7.2 to pay the Lender's usual and customary charges for (a) services rendered by it to the Borrower at the Borrower's request which charges relate to the Obligations; and (b) charges otherwise required to be paid by the Borrower pursuant to this Agreement; and

                  2.7.3 otherwise to or for the benefit of the Borrower, as requested or consented to by the Borrower, as the Lender may in its discretion deem proper or expedient;

and each such additional advance shall be a part of the Obligations and shall at all times be subject to the terms and conditions of this Agreement and secured as provided in the Financing Instruments.

    2.8 Loan Statements. All advances to or for the benefit of the Borrower pursuant to this Agreement shall be charged to the loan account or accounts opened in the Borrower's name on the Lender's books. The Lender periodically shall render to the Borrower statements of such loan account or accounts, setting forth the daily loan balance and total accrued interest during the subject period, which, when so rendered, shall be considered prima facie evidence of the correctness thereof except to the extent that the Lender receives written notice of any exceptions proposed by the Borrower within a reasonable time, but in no event later than one hundred twenty (120) days from the date of such statement. If for any reason the Borrower has not paid interest charges and/or any fees for services, expenses incurred or other charges owed to the Lender by the Borrower, the Lender, at its option and discretion, may at any time or times debit such charges, expenses, and fees to the Borrower's loan account and such amounts shall be added to the principal amount thereof, or the Lender may debit such interest, charges and fees, and any other unpaid Obligations then due, to any deposit or other account of the Borrower at the Lender. Such debits shall not constitute a waiver of any Event of Default. Any item received in payment towards the Borrower's outstanding indebtedness which requires clearance or payment shall not be considered to have been credited until final clearance and final payment.

    2.9 Review of Line of Credit. The Lender agrees (a) to review the Revolving Line of Credit annually on or before June 30 of each year commencing in 1998, to determine whether the Maturity Date will be extended for an additional twelve-month period beyond the Maturity Date then in effect; and (b) to notify the Borrower of such determination in accordance with the notice provisions of the Agreement. Notwithstanding the foregoing, any determination by the Lender to extend the Maturity Date shall not be binding and enforceable against the Lender until the execution of an Extension Agreement or other appropriate documentation, executed by the parties hereto.


                                    SECTION 3

                    REPRESENTATIONS, COVENANTS AND WARRANTIES

    In addition to such other representations, covenants and warranties as are contained herein, or elsewhere in the Financing Instruments or as have otherwise been made to the Lender, the Borrower hereby represents, covenants and warrants that:

    3.1  General Representations, Covenants and Warranties.

                  3.1.1 Business; Supplemental Information Regarding the Borrower. BBI is engaged in the business of assaying, processing, manufacturing, selling, and distributing human blood-based products; BTRL is engaged in the business of biomedical and biotechnical contract research and services; BBICL is engaged in the business of providing clinical reference laboratory services; BSS is, or will be, primarily engaged in the business of developing clinical instrumentation and biomedical devices for the in vitro diagnostic industry; each of BBI's and BSS's principal place of business and chief executive office and mailing address is located at the Notice Address set forth at the beginning of this Agreement; BTRL's principal place of business and mailing address is the address of the Maryland Office and BBICL's principal place of business and mailing address is the address of the Connecticut Office. The Borrower does not and will not conduct any business under any trade name or trade style other than the legal names of BBI, BTRL, BBICL and BSS or as set forth in the Master Exhibit. Set forth in the Master Exhibit attached hereto are the names and addresses of the respective officers and members of the Board of Directors of each Borrower, the name and title of each officer authorized to execute the Financial Instruments and thereafter deal with the Lender on behalf of the Borrower, and locations of all the Borrower's other places of business or at which the Borrower's properties may be kept or located, which information is true, accurate and complete; the Borrower agrees to furnish the Lender with written notice within ten (10) days of any changes in such information, or any additional information necessary to insure that said Master Exhibit remains true, accurate and complete. Nothing in this subsection 3.1.1 shall be construed to permit any action which is otherwise restricted or prohibited pursuant to the terms of this Agreement.

                  3.1.2 Due Organization and Existence; Authorization. Each of BBI, BTRL, BBICL and BSS (a) is duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, (b) has adequate corporate power and authority to own its properties and assets and to carry on its business activities as and where now conducted, (c) is qualified to do business as a foreign corporation and is in good standing in each jurisdiction wherein such qualification is necessary, and where the failure to so qualify would have a material adverse effect on the business or property of the Borrower, and (d) has the corporate power and authority to execute and deliver such of the Financing Instruments as have been executed by it, and to perform the Financing Instruments in accordance with the terms thereof.

                  3.1.3 Articles of Organization; Stock; Accurate Records. The Articles of Organization and all amendments thereto of each of BBI, BTRL, BBICL and BSS have been duly filed and are in proper order. All capital stock issued by BBI, BTRL, BBICL and BSS and currently outstanding is properly issued, and all books and records of BBI, BTRL, BBICL and BSS, including but not limited to, the minute book, by-laws and books of account of each of BBI, BTRL, BBICL and BSS, are accurate and up-to-date and will be so maintained.

                  3.1.4 Binding Documents; Violation of Other Agreements. Each of BBI, BTRL, BBICL and BSS has taken all steps required by applicable law to make this Agreement, and each of such Financing Instruments, its legal, valid and binding obligation enforceable, jointly and severally, in accordance with its terms, and neither the execution, delivery nor performance of this Agreement or any of the Financing Instruments is in violation of any law, the Articles of Organization, Bylaws or other organizational documents of it, or of any other agreement or instrument to which it is a party or by which it or any of its assets is or may be bound, and does not constitute a default under any of the foregoing, or result in the creation or imposition of a Lien upon any of its properties or assets other than that in favor of the Lender.

                  3.1.5 Title To Assets; Security Interests and Mortgages; Leases; Royalties; etc. The Borrower has title (and good, clear, record and marketable title in the case of real property) to all assets reflected in the financial statements hereinafter referred to and delivered to the Lender, and to all assets acquired since the date of said financial statements (other than those assets subsequently disposed of in the ordinary course of business), free of any Lien except in favor of the Lender and except for the Permitted Encumbrances.

                  3.1.6 Investments. The Borrower has no Investment, in equity or debt, other than short-term, investment grade securities, including money market funds, except as disclosed in the Master Exhibit.

                  3.1.7 Litigation; Outstanding Orders. Except as disclosed on the Master Exhibit attached hereto, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, any of its agents, servants or employees, threatened against the Borrower or any of its properties in any court, before any other tribunal or any federal, state, municipal or other governmental authority. The Borrower is not in default with respect to any order of any court, or other tribunal or governmental authority. The execution, delivery and performance of this Agreement and each of the Financing Instruments by the Borrower will not constitute a default of any order of any court, or any other tribunal or governmental authority.

                  3.1.8 Financial Statements Delivered. The Borrower has furnished to the Lender its financial statements, including consolidated balance sheet and statement of profit and loss as at and for the fiscal year ended December, 1995, as audited by Coopers & Lybrand, LLP. Said financial statements fairly present the financial position of the Borrower as at the dates thereof and said statement of profit and loss fairly presents the results of the operations of the Borrower for the fiscal years indicated, all in conformity with GAAP consistently applied.

                  3.1.9 Other Liabilities; Tax Returns; No Adverse Changes. Except as may be set forth in the Master Exhibit annexed hereto, (a) the Borrower has no knowledge of any contingent obligations or liabilities of the Borrower for taxes or long-term commitments which are not shown in the balance sheets included in said statements or noted therein; (b) the Borrower has filed all required tax returns or extensions therefor and has paid all applicable federal, state and local taxes shown to be due (other than taxes which may hereafter be paid without penalty) and the Borrower has no knowledge of any deficiency or additional assessment in connection therewith for which no provision has been made on its books; (c) there has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower since the date of the most recent financial statement referred to above and (d) the Borrower's Taxpayer Identification Numbers are 04-2652826 (BBI), 04-3152484 (BTRL), 04-3196246 (BBICL) and BSS has applied for a Taxpayer Identification Number, which it will promptly supply to the Lender when available . The Borrower's federal income tax returns have been prepared and filed for its fiscal year(s) stated in the Master Exhibit.

                  3.1.10 No Agency Between the Borrower and the Lender. Nothing herein contained shall be construed to constitute the Borrower as the Lender's agent for any purpose whatsoever.

                  3.1.11 Regulation U. The Borrower does not own, nor has any present intention of acquiring, any "margin security" as defined in Regulation U (12 C.F.R. Part 221) of the Board of Governors of the Federal Reserve System (herein called a "margin security"). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin security or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U.

                  3.1.12 ERISA. The Borrower has not incurred any material accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended, or incurred any material liability to the Pension Benefit Guaranty Corporation established under such Act (or any successor thereto under such Act), nor does the Borrower foresee that it will incur any such material accumulated funding deficiency or material liability in the future, in connection with any employee benefit plan established or maintained by the Borrower. The making of the Loans will not involve any prohibited transaction within the meaning of the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code, as amended. There are no facts known to the Borrower which create, or in the future may (so far as the Borrower can now foresee) create, any withdrawal or other liability of the Borrower under the Multi-employer Pension Plan Amendment Act of 1980.

                  3.1.13 Necessary Permits and Licenses. The Borrower possesses all franchises, rights, certificates, variances, licenses, permits and other authorizations, consents and approvals from all administrative, regulatory or governmental bodies and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, in each case, free from burdensome restrictions, that are necessary in any material respect for the ownership, maintenance and operation of its business, properties and assets, and the Borrower is not in violation of any thereof in any material respect.

                  3.1.14 Governmental Approvals Not Required. Neither the nature of the Borrower nor its business or property, nor any relationship between or among the Borrower and any other Person is such as to require any consent, authorization, waiver, approval or other action by or any notice to or filing with any court or administrative, regulatory or governmental body, including, without limitation, government agencies, offices and instrumentalities with which the Borrower has contracts, in connection with the execution and delivery by the Borrower of this Agreement or the other Financing Instruments or the fulfillment of or compliance by the Borrower with, or the enforcement by the Lender of, the terms and provisions hereof or thereof.

                  3.1.15 Adequate Financing. The Borrower has no reason to believe that the proceeds of the Loans, together with such other sources of funds as are now directly and immediately available to the Borrower, will not be adequate to finance its business operations for the term of the Loans.

                  3.1.16 No Event of Default. As of the date hereof, there does not exist any Event of Default or any event which, but for the giving of notice or the lapse of time or both, would constitute an Event of Default under this Agreement, any of the Financing Instruments or under the provisions of any instrument evidencing any indebtedness of the Borrower to any other Person.

                  3.1.17 Compliance with Leases. The Borrower enjoys peaceful and undisturbed possession as lessee under all leases necessary in any material respect for the operation of its business or of its properties and assets, none of which contains any provisions which might materially affect or impair the operation of its business or such properties and assets. All such leases are valid and subsisting and are in full force and effect.

                  3.1.18 President and Chief Executive Officer. Richard T. Schumacher shall continue to perform the traditional functions of President and chief executive officer of the Borrower and shall continue to exercise the traditional authority of such officer. In addition, while any Obligations remain outstanding, BBI shall continue to own one hundred percent (100%) of the issued and outstanding capital stock of BTRL, BBICL and BSS.

                  3.1.19 Compliance with Certain Environmental Laws. Neither the
         Borrower, nor any Person for whose conduct the Borrower is responsible, owns, occupies or operates, or has ever owned, occupied or operated a site or vessel on which has been stored any hazardous material or oil, without compliance with all statutes, regulations, ordinances, directives, and orders of every federal, state, municipal and other governmental authority which has or claims jurisdiction relative thereto (the terms "site", "vessel", and "hazardous material", respectively, as used herein include the definitions of those terms in Massachusetts General Laws, Ch. 2lE); neither the Borrower, nor any Person for whose conduct the Borrower is responsible, has ever disposed of, transported, or arranged for the transport of any hazardous material or oil without compliance with all such statutes, regulations, ordinances, directives, and orders; and neither the Borrower, nor any Person for whose conduct the Borrower is responsible, has ever been legally responsible for any release or threat of release of any hazardous material or oil; received notification of any potential or known release or threat of release of any hazardous material or oil from any site or vessel owned, occupied or operated by the Borrower, or any Person for whose conduct the Borrower is responsible, or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of release of any hazardous material or oil from any such site or vessel.

                  3.1.20 Recent Changes of Name or Structure. Except for BBICL, the Borrower has not within the preceding four (4) months changed its name, identity or corporate structure.

                  3.1.21 Payment of Wages. The Borrower represents and warrants that all currently owed wages to employees have been paid, and agrees and covenants that all wages to employees will be paid as and when due.

    3.2  Certain Affirmative Covenants.

                  3.2.1 Payment of Obligations. The Borrower will duly and punctually pay or cause to be paid, and perform or observe, or cause to be performed or observed, as the case may be, all of the Obligations and will pay and perform or observe, or cause to be paid, performed or observed all other duties or liabilities of any kind of the Borrower to the Lender, under or as provided in the Financing Instruments, or otherwise by agreement or applicable law.

                  3.2.2 Books and Records. The Borrower will maintain its financial books and records in an accurate, up-to-date, complete and standardized fashion in accordance with GAAP consistently applied, and in accordance with any state or federal regulatory requirements applicable to the Borrower's business or activities.

                  3.2.3 Inspection. The Borrower will, at all reasonable times during regular business hours, and upon reasonable advance notice, make available in its offices, and shall allow the Lender, at the Lender's expense (unless a Default shall have occurred, in which event such activities shall be at the Borrower's expense), access to, all of the Borrower's books and records for inspection, audit, examination and copying by the Lender and the Lender's representatives, and the Borrower will, at all reasonable times, permit entry by the Lender upon the Borrower's premises, including the Maryland Office and the Connecticut Office, for purposes of inspection of the properties and assets of the Borrower by the Lender and the Lender's representatives and agents.

                  3.2.4 Commercial Purposes. All advances under the Loans shall be used exclusively for the Borrower's business purposes and operations and shall not in any respect be used for personal, family or household purposes.

                  3.2.5 Notice of Adverse Matters. The Borrower will, immediately upon learning thereof, report to the Lender all matters materially adversely affecting the Borrower's business or financial condition or assets or property, including, without limitation, any damage or destruction of any material amount of the Borrower's assets by fire or other casualty, whether or not insured against.

                  3.2.6 Principal Lending Business. The Borrower will use the Lender as its sole lender of account and depository for its main operating accounts (except for investment accounts); provided however that BTRL, BBICL and BSS may maintain checking accounts at banks other than the Lender for purposes of handling their accounts payable and payroll.

                  3.2.7 Maintenance of Corporate Existence; Compliance with Laws. The Borrower will maintain and keep in full force its corporate existence and good standing and comply with all laws, regulations and orders of the United States and of any state or states, and other political subdivision thereof, and of any other governmental authority which may have jurisdiction over the Borrower or its properties or businesses.

                  3.2.8 Payment of Taxes and Filing of Returns. The Borrower will pay when due all taxes, including without limitation all real and personal property taxes, assessments and charges and all franchise, income, unemployment, old age benefit, withholding, sales and other taxes assessed against it or any of its properties, and otherwise payable by it, at such times and in such manner as is necessary to prevent any penalty from accruing or any Lien or charge from attaching to its properties. The Borrower shall prepare and file when due all federal, state and local tax, informational and other governmental returns, reports, extensions, and filings, as may be applicable to the Borrower. The provisions of this subsection, however, shall not preclude the Borrower from contesting in good faith and by expeditious process any such tax, and the Borrower shall not be in default under this subsection by reason of the existence of a Lien for taxes not then due, all provided that: (a) an adequate reserve therefor is maintained on the books of the Borrower; (b) the Lender has been notified in writing by the Borrower of such contest; (c) the enforcement of any and all Liens for non-payment of such taxes is effectively stayed; (d) the Lender is reasonably satisfied that the Borrower has reasonable basis for such contest or dispute; and (e) the Borrower shall immediately pay the full amount of such charges and claims in the event the Borrower's contest or dispute is unsuccessful.

                  3.2.9 Maintenance of Property and Assets. The Borrower will safeguard, protect and preserve its property and assets for the benefit of the Lender, will keep its property and assets free from any adverse lien, security interest or encumbrance, will keep all tangible property in good working order and repair, will preserve all beneficial contract rights, will take commercially reasonable steps to collect all of its Accounts, and will not waste or destroy any of its property or assets or any part thereof; and the Borrower will otherwise preserve, maintain and protect its rights and keep its property and assets in good repair, working order and condition, and capable of identification, and make (or cause to be made) all needful and proper repairs or renewals, replacements, additions and improvements thereto, and shall use its assets only in the ordinary course of business.

                  3.2.10 Collection Costs; Legal Fees; etc. The Borrower agrees to pay, and to reimburse the Lender, on demand, for all fees, costs and expenses (including, without limitation, attorneys' reasonable fees and expenses) incurred or paid by the Lender in connection with the preparation, negotiation, interpretation or amendment of this Agreement, and of any or all of the Financing Instruments, and of any other instrument, agreement or document executed and delivered pursuant thereto or in connection therewith, and for any and all such fees, costs and expenses incurred in connection with collection of the Obligations or the enforcement of the Lender's rights and remedies under this Agreement or any of the Financing Instruments or otherwise against the Borrower, or in the defense of any action against the Lender with respect to the Lender's rights or remedies in respect of any Obligation; and all of the foregoing fees, costs, and expenses shall be part of the Obligations secured by this Agreement, and the other Financing Instruments.

                  3.2.11 Insurance. The Borrower will maintain insurance at all times with financially sound and reputable companies as are reasonably satisfactory to the Lender, in such amounts and against such risks as are customarily insured against by businesses operating in a similar line of business in a similar area, and consistent with sound business practice, in no event less than the greater of (a) the amount required to avoid coinsurance or (b) the total aggregate outstanding principal indebtedness owing by the Borrower to the Lender, including without limitation casualty insurance covering the Borrower's property and assets against the hazards of fire, flood, sprinkler leakage, burglary, theft, pilferage, loss in transit, those hazards covered by extended coverage, and such other hazards as the Lender may require, all such insurance to be in such form, for such periods and with such companies as shall be reasonably acceptable to the Lender. All premiums thereon shall be paid by the Borrower and if the Borrower fails to do so, the Lender may at its option (but without obligation) procure such insurance and charge the cost to the Borrower's Main Operating Account; provided, however, that any such payment by the Lender shall not constitute satisfaction of the Borrower's obligations with respect to payment hereunder, or a waiver by the Lender of any Event of Default with respect to such non-payment. In order to evidence compliance with the insurance coverages required under this Section 3.2.11, the Borrower shall deliver to the Lender one or more certificates of insurance for all such casualty insurance policies and endorsements thereto. Annually thereafter, the Borrower shall deliver certificates of such insurance coverages to the Lender, along with satisfactory evidence of general liability, products liability, workmens compensation and other insurance coverage, in form and substance satisfactory to the Lender.

                  3.2.12 Further Agreements; Compliance With Other Agreements; Payment of Other Obligations; Tax Returns; Notice of Litigation and of Events of Default.

                  The Borrower will:

                           3.2.12.1 from time to time execute and deliver or cause to be executed and delivered, and furnish to the Lender such other agreements, documents, instruments or statements, and do or cause to be done such other acts as the Lender may reasonably request, to effect, confirm and secure to the Lender all rights and advantages intended by this Agreement and the Financing Instruments;

                           3.2.12.2 comply with all leases, and with all other agreements to which the Borrower is a party if a default under any such agreement could materially adversely affect any of the Borrower's property and assets;

                           3.2.12.3 generally pay all other debts and liabilities as they become due (except for liabilities, other than the Obligations, being contested in good faith for which adequate provision has been made on the books of the Borrower, provided that all enforcement proceedings are effectively stayed pending such contest) and not permit the acceleration of any indebtedness owed by the Borrower to any Person; and

                           3.2.12.4 give written notice to the Lender within ten
                  (10) days of the occurrence thereof of any litigation filed by or against the Borrower which claims in connection therewith exceed, either individually or when aggregated with other existing litigation filed by or against the Borrower, the sum of Twenty-Five Thousand Dollars ($25,000), and the occurrence or existence of any Event of Default hereunder, or the existence of any situation or state of facts which, either with notice or lapse of time, or both would constitute an Event of Default hereunder, and the action the Borrower has taken or proposes to take with respect thereto, all provided that the receipt of such notice shall not limit or impair, in any way the Lender's rights hereunder.

          3.2.13  Certain Environmental Matters.  The Borrower shall:

                           3.2.13.1 not store (except in compliance with all laws, ordinances, and regulations pertaining thereto), or dispose of any hazardous material or oil on any site or vessel owned, occupied, or operated by the Borrower or by any Person for whose conduct the Borrower is responsible;

                           3.2.13.2 neither directly nor indirectly transport or
                  arrange for the transport of any hazardous material or oil except in compliance with all laws, ordinances and regulations pertaining thereto;

                           3.2.13.3 provide the Lender with written notice:  (a)
                  upon the Borrower's obtaining knowledge of any potential or known release, or threat of release, in violation of any federal, state or local law, ordinance or regulation pertaining thereto, of any hazardous material or oil at or from any site or vessel owned, occupied or operated by the Borrower, or by any Person for whose conduct the Borrower is responsible or whose liability may result in any lien on any Collateral; (b) upon the Borrower's receipt of any notice to such effect from any federal, state or other governmental authority; or (c) upon the Borrower's obtaining knowledge of any incurrence of any expense or loss by such governmental authority in connection with the assessment, containment or removal of any hazardous material or oil for which expense or loss the Borrower may be liable or for which expense a Lien may be imposed on any Collateral.

                  3.2.14 Changes in Master Exhibit. The Borrower shall promptly notify the Lender in writing of any changes in or additions to the information set forth in the Master Exhibit.

                  3.2.15 Key Man Life Insurance. So long as any of the Obligations remain outstanding, the Borrower agrees to maintain life insurance on the life of Richard T. Schumacher providing for a net payment in cash upon the death of said Richard T. Schumacher in an amount of not less than One Million Dollars ($1,000,000), and the Borrower shall pledge or collaterally assign such policy or policies to the Lender and, at all times, maintain such pledge or collateral assignment. Such insurance coverage shall include a disability rider in the full amount of such coverage. The Lender hereby agrees to review on an annual basis such obligation to provide such life insurance to determine whether to waive the same, which determination shall be made in the Lender's sole discretion, and shall include consideration of the financial performance of the Borrower.

    3.3  General Negative Covenants.

                  3.3.1 Other Debt. The Borrower will not issue any evidence of indebtedness or create, or incur, assume, guarantee, become contingently liable for or suffer to exist, any indebtedness in excess of an aggregate of Five Hundred Thousand Dollars ($500,000) (other than indebtedness to the Lender) outstanding at any one time, without the prior written consent of the Lender which consent will not be unreasonably withheld or delayed; provided, however, that the Borrower may incur liabilities which are incurred or arise in the ordinary course of the Borrower's business, including purchase commitments for materials and supplies, without the prior written consent of the Lender but shall seek consent of the Lender, which consent shall not be unreasonably withheld or delayed, for liabilities incurred or arising with respect to money borrowed or for the purchase or lease of fixed assets. The Borrower shall not enter into or participate in any agreement, arrangement or transaction with any Person without the prior written consent of the Lender, if the effect of such agreement, arrangement or transaction has, or could reasonably be expected in the future to have, the effect of (i) rendering the Borrower either
         primarily  or  contingently   liable  for  any  indebtedness
         or other obligation of any Person (ii) transferring any asset of the Borrower to or for the benefit of any Person (except as may be otherwise expressly permitted by this Agreement); or (iii) subjecting any of the Borrower's property or assets to any lien in favor of any third party (other than Permitted Encumbrances), including but not limited to any creditor or obligee of any Person.

                  3.3.2 Payment of Dividends. The Borrower will not pay any dividends either in cash or kind on any class of its stock nor make any distribution on account of their stock, nor redeem, purchase or otherwise acquire directly or indirectly any of their stock, without prior written notice to and written consent of the Lender except in compliance with this subparagraph 3.3.2.

                  3.3.3 Loans By the Borrower. Other than as disclosed on the Master Exhibit, the Borrower will not make any loan or advances to any Person, including, without limitation, its officers and employees.

                  3.3.4 Investments. Without the prior written consent of the Lender, the Borrower will not make any Investments other than short term, investment grade securities, including money market funds, and other than Permitted Acquisition Ventures.

                  3.3.5 Mergers, etc. The Borrower will not merge or consolidate or be merged or consolidated with or into any other Person, or be a party to any reorganization, change in legal structure or any sale, lease, transfer or other disposition of all or substantially all of its assets.

                  3.3.6 Sales of Assets. The Borrower will not sell, lease, or dispose of any of its property or assets except for sales of Inventory in the ordinary and usual course of its business, and for Equipment no longer needed in the operation of its business, so long as the Borrower receives therefor a sum substantially equal to such Equipment's fair value.

       3.3.7 Negative Pledge. Without the prior written consent of the Lender, the Borrower will not:

                           3.3.7.1 grant, create, incur, assume or suffer to exist, or permit any Person, whether by means of a power of attorney or otherwise, to grant, create, incur, assume or suffer to exist, any Lien, upon or with respect to, any of the Borrower's property or assets except for Permitted Encumbrances; or

                           3.3.7.2 sign or file,  or permit any Person,  whether
                  by means of a power of attorney or otherwise, to sign or file, under the Uniform Commercial Code of any jurisdiction, any financing statement which names the Borrower as a debtor, or sign, or permit any Person, whether by means of a power of attorney or otherwise, to sign any security agreement authorizing any secured party thereunder to file such financing statement, except in connection with Permitted Encumbrances; or

                           3.3.7.3 agree with any other Person that the Borrower
                  will  not   undertake   activities   prohibited   pursuant  to
                  sub-subsections 3.3.7.1 and 3.3.7.2 hereof.

                  To the extent that the Borrower violates the provisions of this subsection 3.3.7 by granting or assigning in favor of any Person, a Lien, upon or with respect to, any of the Borrower's property or assets, such Lien is hereby deemed to be a Lien in favor of, and for the sole benefit of, the Lender, until all of the Obligations have been paid in full, and in the event that any Person receives any sums from, or as a result of, the sale, liquidation or distribution of all or any portion of the Borrower's property or assets on account of such Lien, such sums are hereby deemed to be held in trust by such Person for the sole benefit of the Lender, and shall be promptly delivered to the Lender upon receipt, and shall not be commingled with any other funds of such Person.

                  3.3.8 No Liens; Permitted Encumbrances. The Borrower will not grant or assume or suffer to exist any Lien with respect to any of its assets or property, tangible or intangible, whether now owned or hereafter acquired, except for Liens granted to the Lender pursuant to this Agreement, and except for the following (collectively, the "Permitted Encumbrances"): (a) liens in respect of taxes, fees, assessments and other governmental charges not yet due and payable, or with respect to which the validity thereof is currently being contested in good faith by appropriate proceedings in accordance with the provisions of this Agreement; (b) landlord's liens in respect of rent not in default or Liens in respect of pledges or deposits under worker's compensation, unemployment insurance, social security laws or similar legislation or in connection with appeal and similar bonds incidental to litigation, mechanics', laborers', and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent, and liens securing statutory obligations incidental to the conduct of the business of the Borrower which do not in the aggregate materially detract from the value of the property of the Borrower or materially impair the use thereof in the operation of their respective businesses; (c) judgment liens which shall not have been in existence for a period longer than thirty (30) days after the creation thereof (provided no foreclosure or execution action shall have been commenced) or if a stay of execution shall have been obtained for a period longer than thirty days after the expiration of such stay (provided no foreclosure or execution action shall have yet been commenced) or judgment liens for which the Borrower has obtained a bond in favor of the judgment holder in the full amount of the lien and which bond is otherwise satisfactory to Lender; (d) the security interests, mortgages or Liens, if any, described in the Master Exhibit annexed hereto; and
         (e) Liens otherwise permitted pursuant to Section 3.3.1 hereof.

                  3.3.9 Continuance of Business. The Borrower will not engage in any business other than the businesses in which it is currently engaged or a business reasonably allied thereto, and the Borrower will continue to conduct and operate its business actively and in good faith.


                                    SECTION 4

                        FINANCIAL AND REPORTING COVENANTS

    4.1 Reporting Covenants. The Borrower agrees to provide the Lender with the reports, statements, certificates and information set forth in this Section 4, all of which are referred to as the "Reporting Requirements".

                  4.1.1  Quarterly  Financial  Statements.   The  Borrower  will
         furnish to the Lender, within forty-five (45) days after the close of each calendar quarter of its fiscal year, consolidated and consolidating (except the last in each fiscal year) financial statements, including balance sheets, and statements of profit and loss and statements of cash flows reflecting the financial condition of the Borrower at the end of such period and the results of its operations for such period and for the period from the beginning of the current fiscal year to the end of such period, in comparative form with figures for the corresponding periods of the previous fiscal year, accompanied by a certificate by the Borrower's chief financial officer or President to the effect that such financial statements fairly present such financial condition and results of operations as of the end of and during such period, in accordance with GAAP consistently applied, subject only to year-end adjustments and audit. Such quarterly statements may be furnished to the Lender in the form of the Borrower's quarterly filings with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "'34 Act"), on Form 10-Q.

                  4.1.2 Annual Financial Statements. The Borrower will furnish the Lender, within ninety (90) days after the close of each fiscal year, consolidated and consolidating financial statements, including balance sheets, statements of profit and loss, statements of cash flows, and statements of changes in shareholders' equity, reflecting the financial condition of the Borrower at the end of such fiscal year and the results of its operations during such fiscal year (in each case setting forth in comparative form the corresponding figures for the preceding year) and, in the case of the consolidated financial statements, audited and reported upon (in form generally recognized as "unqualified") by Coopers & Lybrand, LLP, or such other independent certified public accountant of nationally recognized standing, prepared in accordance with GAAP, applied consistently in the preparation thereof and with prior periods, and accompanied by a certificate by the Borrower's chief financial officer or president that such financial statements fairly present such financial condition and results of operations as of the end of and during such period; together with, upon request of the Lender, an opinion of such certified public accountant that to its knowledge there has occurred no event which constitutes, or which with the lapse of time or giving of notice or both would constitute an Event of Default hereunder, or, if the contrary appears to be true, a statement of such Event of Default and the nature thereof. Such annual statements may be furnished to the Lender in the form of the Borrower's annual filings with the SEC under the '34 Act on Form 10-K.

                  4.1.3 Officer's Certificates. The Borrower will, upon request of the Lender but in any event within forty-five (45) days of the end of each calendar quarter, deliver to the Lender an officer's certificate signed by its President or chief financial officer certifying that: (a) the signer has reviewed the relevant terms of the Financing Instruments and is familiar with the operations and financial condition of the Borrower; and (b) there is in existence no Event of Default described in any of the Financing Instruments and no event which, with the giving of notice or lapse of time, or both, would result in the occurrence of an Event of Default and the Borrower is in complete compliance as of the date of such certificate with the Financial Standards, as demonstrated in such certificate. In the event of a continuing Event of Default or a continuing condition which, with the giving of notice or lapse of time, or both, would result in the occurrence of an Event of Default, the Borrower shall note in such certificate the nature and period thereof and the action which has been taken, is being taken or is proposed to be taken with respect thereto, provided that no such notice, action or proposed action shall affect
         Lender's rights hereunder with respect to any Default or Event of Default. The form of officer's certificate required by this subsection is attached to this Agreement as Exhibit 4.1.3.

                  4.1.4 Other Information. In addition to the foregoing, the Borrower will furnish the Lender from time to time with such financial information and statements as the Lender may reasonably request, and, upon request of the Lender, with copies of all financial statements and financial reports that the Borrower sends or makes available to its members of its Board of Directors or to any governmental authority, together with copies of all management letters of substance and other reports of substance submitted to the Borrower by its independent accountants in connection with any annual or interim audit; and, upon request of the Lender, the Borrower will authorize and direct all accountants and auditors to exhibit and deliver copies of any financial statements, trial balances or other accounting records of any sort, and to disclose to the Lender any information they may have concerning the Borrower's financial or business condition. In addition, the Borrower will furnish to the Lender, promptly after the same are delivered to its stockholders or the SEC, copies of all proxy statements, financial statements and reports as the Borrower shall send to its stockholders or as the Borrower may file with the SEC or any governmental authority at any time having jurisdiction over the Borrower or any of them.


    4.2  Financial Standards.

    The Borrower shall maintain and observe all of the following financial standards, in each case determined and classified in accordance with GAAP applied on a consistent basis at the applicable dates or during the applicable time periods indicated in the following table (the "Financial Standards"):



                                       APPLICABLE DATE OR TIME                  APPLICABLE RATIOS
        FINANCIAL STANDARDS                   PERIOD                        OR MONETARY REQUIREMENTS
---------------------------------------------------------------------------------------------------------------------
4.2.1:  Consolidated Debt Service     Quarterly, at the end of    At least 1.75:1 (rounded to nearest hundredth),
Ratio                                 each quarter                tested on a rolling four-quarter basis
---------------------------------------------------------------------------------------------------------------------
4.2.2:  Consolidated Total            Quarterly                   Not to exceed 2.0:1 (in each case rounded to the
Liabilities: Tangible Net Worth                                   nearest hundredth)
Ratio
---------------------------------------------------------------------------------------------------------------------
4.2.3:  Tangible Net Worth            Annually                    At least $15,000,000 plus 50% of net profits for
                                                                  the fiscal year ended 12/31/96 and thereafter
                                                                  for each immediately preceding fiscal year for
                                                                  which the measurement is being taken; provided
                                                                  however that in the event of a Permitted
                                                                  Acquisition Venture, such requirement shall be
                                                                  reduced by the amount of goodwill associated
                                                                  with such Permitted Acquisition Venture.
---------------------------------------------------------------------------------------------------------------------
4.2.4:  Profitability                 Quarterly                   There can be no more than two consecutive fiscal
                                                                  quarters with Consolidated Net Income of less
                                                                  than zero
---------------------------------------------------------------------------------------------------------------------


                  4.2.5  As used in this Agreement:

                  (a) "Consolidated Total Liabilities" means the aggregate of all liabilities of the Borrower for money borrowed, incurred from any source and in any manner whatsoever, all in accordance with GAAP, including all subordinated debt, plus the capitalization of all obligations on leases of real and personal property;

                  (b) "Tangible Net Worth" means the aggregate tangible assets of the Borrower after excluding the book value of all Intangible Assets, minus the amount of aggregate liabilities, including all deferred income taxes, and "Intangible Assets" shall include all goodwill, organizational expense, licenses, patents, trademarks, tradenames, copyrights, capitalized research and development expenses, deferred charges, and all other intangible assets as determined in accordance with GAAP consistently applied;

                  (c) "Consolidated Debt Service Ratio" means Adjusted Operating Cash Flow (as described on Exhibit 4.2.1 attached hereto) divided by Total Debt Service (as described on Exhibit 4.2.1 attached hereto).

                  (d) "Consolidated Net Income" means for any fiscal period, the consolidated gross revenues of the Borrower for such period, less all expenses and other proper charges (including taxes on income), all determined in accordance with GAAP.

                  4.2.6 Computation According to GAAP. All of the terms used in the foregoing financial covenants, except to the extent otherwise specifically defined herein, and all computations made under the foregoing covenants, shall in all respects be governed by and performed in accordance with GAAP consistently applied.

                                    SECTION 5

                              CONDITIONS OF CLOSING

    5.1 Conditions of Closing. This Agreement and all of the other Financing Documents shall become effective and be dated as of the date on which the Lender has received all of the following items, each of which must be completed, in both form and substance, acceptable to the Lender in its sole but reasonable discretion (said date is hereinafter referred to as the "CLOSING DATE"):

                  (a) This Agreement (together with all of the Exhibits referred herein attached hereto) and the Note, each as executed by a duly authorized officer of the Borrower and attested by the Clerk of the Borrower.

                  (b) Assignments of the Key Person Life Insurance Policy referred to in subsection 3.2.15 above, each as executed by a duly authorized officer of the Borrower, in favor of the Lender, together with the original of such Policy;

                  (c) A Certificate of Clerk of the Borrower, certifying: (i) the adoption by the Board of Directors of the Borrower of resolutions authorizing and approving the transactions contemplated by this Agreement and all of the other Financing Instruments; (ii) the Articles of Organization of each Borrower, along with any and all amendments thereto, all as certified by the Massachusetts Secretary of State; and
         (iii) the By-Laws of each Borrower, along with any and all amendments thereto; and (iv) if not supplied on the Master Exhibit, the name and signatures of the officers of the Borrower authorized to sign, for and on behalf of the Borrower, this Agreement and all of the other Financing Instruments.

                  (d) A Certificate of Corporate Legal Existence and Good Standing for each Borrower, as issued by the Massachusetts Secretary of State.

                  (e) An opinion from Counsel for the Borrower in form and substance satisfactory to the Lender.

                  (f) Any and all other documents and information which the Lender may reasonably requested in connection with the transactions contemplated by this Agreement and all of the other Financing Documents.

    5.2 Date References. The parties hereto acknowledge and agree that all references contained in the Note and all of the other Financing Instruments executed in connection with the transactions contemplated herein to the words "dated of even date herewith" shall mean and refer to the Closing Date.


                                    SECTION 6

                                EVENTS OF DEFAULT

    Notwithstanding any provision to the contrary in any instrument evidencing any Obligation, the occurrence of any one or more of the following shall constitute and mean an "Event of Default" under this Agreement:

    6.1 Any statement, report, certificate, representation or warranty, made or furnished by the Borrower in, or in connection with the execution and delivery of this Agreement or any of the Financing Instruments, or in compliance with the provisions of this Agreement or any of the Financing Instruments, or otherwise furnished to the Lender at any time, shall prove to have been false or erroneous when made in any material respect, or omits or fails to state a material fact necessary in order to make the statements contained therein or herein not misleading;

    6.2 The Borrower shall fail to make payment of the principal or interest on the Loans when and as due;

    6.3 The Borrower shall fail to make payment of any other Obligation within fifteen (15) days of the date when and as due;

    6.4 The Borrower shall fail to perform, observe, comply with or satisfy any covenant, agreement or condition contained in this Agreement (other than payment of any Obligation) not cured within thirty (30) days of the earlier of (i) notice by the Lender to the Borrower or (ii) actual knowledge by the Borrower of the occurrence thereof, plus such additional time as may be required to cure such default because of delays beyond the Borrower's control, if such default is susceptible of being cured and if the Borrower is acting in good faith and is making diligent efforts to cure such default; provided, however, that such cure period shall not exceed the aggregate of ninety (90) days and shall not apply to: (a) any transfer or voluntary encumbrance of assets; (b) any failure with respect to any requirement of the Borrower to give notice to the Lender as provided herein; (c) the Reporting Requirements or the Financial Standards; or
(d) any event which is otherwise an Event of Default pursuant to any other subsections of this Section 6; and such cure period shall run concurrently with, and not in addition to, any and all applicable grace or cure periods contained in any of the other Financing Instruments;

    6.5 The Borrower shall default in payment of (a) any obligation under any lease which default could materially adversely affect the business operations of the Borrower; or (b) any obligation or indebtedness to any other Person at any time outstanding, continued for a period sufficient to cause the acceleration of the maturity of such obligation or indebtedness (whether or not such obligation or indebtedness is actually accelerated) and such acceleration could materially adversely affect the business operations of the Borrower;

    6.6 Failure, generally, of the Borrower to pay its debts when due and such failure could materially adversely affect the business operations of the Borrower; or the taking of possession, custody or control of, or the attachment by judicial process of, or issuance of an injunction against, or creation of any other Lien (other than in favor of the Lender) upon, any part of the Borrower's property or assets by any Person, which action is not dissolved within thirty
(30) days;

    6.7  The Borrower:

                  6.7.1 files a voluntary petition in bankruptcy (which term includes any action under Title 11 of the United States Code entitled "Bankruptcy" and commonly referred to as the "Bankruptcy Code"); or

                  6.7.2  is adjudicated a bankrupt or insolvent; or

                  6.7.3 files any petition or answers seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any law relating to bankruptcy, insolvency or other relief for debtors; or

                  6.7.4 seeks or consents to or acquiesces in the appointment of any trustee, receiver, master or liquidator (or other similar official) of itself or of all or any substantial part of its property; or

                  6.7.5  makes  any  general   assignment  for  the  benefit  of
         creditors; or



                                     --19-





                  6.7.6 admits in writing to its general inability to pay its debts as they become due;

    6.8 Commencement of any bankruptcy, insolvency, or other creditor's relief proceedings against, or entry by a court of competent jurisdiction of any order, judgment or decree approving a petition filed against the Borrower, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state law or regulation relating to bankruptcy, insolvency, or other relief for debtors, which proceeding, order, judgment or decree remains unvacated or unstated for an aggregate of thirty (30) days, whether or not consecutive, from the date of entry thereof;

    6.9 A material portion of the Borrower's assets shall be damaged by fire or other casualty, the restoration or replacement cost of which damage exceeds, in the aggregate, the amount of insurance proceeds readily available (less applicable deductibles and plus capital in an amount which, in Lender's sole discretion (a) is available for such purposes and (b) expenditure of such capital for such purposes is appropriate under the circumstances) for such restoration or replacement;

    6.10 The issuance or existence of any judgment or judgments against the Borrower by any court of competent jurisdiction, or other governmental authority of competent jurisdiction, aggregating in excess of One Hundred Thousand Dollars ($100,000) in any fiscal year, and not covered by insurance, not paid within thirty (30) days of the date thereof;

    6.11 The loss, suspension or revocation of any governmental license required or necessary in connection with the operation of the Borrower's business;

    6.12 Service of any process upon the Lender seeking to attach by means of trustee process any funds of the Borrower or of any Affiliate on deposit with Lender, which attachment or process is not dissolved within thirty (30) days; or

    6.13 The occurrence of any change in the Borrower's condition or affairs (financial or otherwise) that, in the Lender's reasonable opinion, impairs the Lender's security or materially increases the Lender's risk under this Agreement or the Financing Instruments, or the occurrence of any event or circumstance with respect to the Borrower such that the Lender reasonably deems itself insecure.



                                    SECTION 7

                                    REMEDIES

    7.1 General Remedies. In addition to and without in any way limiting any other rights and remedies available to the Lender under this Agreement prior to an Event of Default, or any other rights and remedies available to the Lender (whether prior to or after an Event of Default) under any of the Financing Instruments or under applicable law or in equity, upon and at any time or times after the occurrence of any Event of Default hereunder:

                  7.1.1 the Lender may declare and cause all or any portion of the Obligations to be immediately due and payable;

                  7.1.2 the Lender may decline to honor the credit of the Borrower or may refuse to make further advances to the Borrower;

                  7.1.3 the Lender shall have the right to apply to the Obligations any deposits or other sums at any time credited by or due from the Lender to the Borrower; and

                  7.1.4 the Lender may treat any or all of the Financing Instruments as being in default and may exercise any rights and remedies thereunder as it shall deem appropriate.

    7.2 Cumulative Remedies. The enumeration of rights and remedies herein, and in each of the Financing Instruments, shall be cumulative and not exclusive, and shall be in addition to, and shall not exclusive of, any other rights or remedies the Lender may have, whether under the UCC or other applicable law, or in equity, or otherwise. The Lender shall, in its discretion, determine its choice of rights and remedies and the order in which they shall be exercised, and whether or not, and which, Collateral is to be proceeded against, and in which order. The exercise of any right or remedy shall not preclude the exercise of others.


                                    SECTION 8

                                     WAIVER

    8.1 Waiver By the Borrower. The Borrower hereby waives demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of Loan or advances made, credit extended, or any other action taking in reliance herein, and all other notices and demands of any kind except as expressly set forth herein.

    8.2 Lender's Option To Waive. The Lender may at its sole discretion, at any time and from time to time, waive any of the requirements or provisions hereof, or contained within any of the Financing Instruments, or any default hereunder or under any of the Financing Instruments, but only by an express written waiver signed by an authorized officer of the Lender; no act other than an express written waiver, nor any failure to act or delay by the Lender shall constitute a waiver of any requirement or provision of, or any default under, or any of the Lender's rights or remedies under, this Agreement or any of the Financing Instruments. No single or partial waiver by the Lender of any provision of this Agreement or any of the Financing Instruments, or any breach or default thereunder, or of any right or remedy which the Lender may have, shall operate as a waiver of any other provision, breach, default, right or remedy, nor of the same one on any future occasion.


                                    SECTION 9

                                  MISCELLANEOUS

    9.1 Deposits As Collateral; Set-Off. Any and all deposits, Deposit Accounts, and other sums at any time credited by or due to the Borrower from the Lender or any of its banking or lending affiliates or any lender acting as a participant under any loan arrangement between the Lender and the Borrower, and any cash, certificates of deposit, securities, instruments, documents, policies and certificates of insurance, goods, Accounts, choses in action, Chattel Paper, and other property of the Borrower in the possession or control of, or in transit to or from, the Lender, or any of its banking or lending affiliates, or any lender acting as a participant under any loan arrangement between the Lender and the Borrower, or any third party acting on the Lender's behalf, regardless of the reason the Lender, or such other party, receives or is to receive the same (whether in pledge, or for safekeeping, or as agent for collection or transmission or otherwise) and regardless of whether the Lender has conditionally released the same, shall at all times constitute security for any and all Obligations, and may be applied or set off against such Obligations at any time, whether or not other collateral is available to the Lender.

    9.2 Survival of Covenants; Binding Effect. All agreements, representations, covenants and warranties made by the Borrower in this Agreement, the Financing Instruments, or in any certificate or other document delivered to the Lender in connection herewith shall survive the termination of this Agreement and survive the execution and delivery of this Agreement, and shall remain in full force and effect until all Obligations to the Lender have been paid in full and satisfied, and the security interests and rights granted to the Lender in any collateral and its rights and remedies hereunder and under the Financing Instruments shall continue in full force and effect notwithstanding the fact that the Borrower's Loan account may from time to time be in a zero or credit position, until all Obligations have been satisfied. All the terms and provisions of this Agreement and the Financing Instruments shall be binding upon and inure to and be enforceable by and against the parties hereto and their respective successors and assigns.

    9.3 Termination of Agreement.

                  9.3.1 This Agreement shall terminate upon the final and irrevocable payment in full by the Borrower of the Obligations, or upon acceleration of the Obligations pursuant to the terms of this Agreement.

                  9.3.2 The termination of this Agreement shall not affect any rights of the Borrower or the Lender arising prior to the effective date of such termination, as the case may be, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights created or Obligations incurred prior to such occurrence or termination shall have been fully disposed of, concluded or liquidated. Upon termination of this Agreement, all Obligations (including, without limitation, the Loans) shall be due and payable without notice or demand. The security interests, liens and rights granted to the Lender hereunder and under any instrument or document delivered pursuant hereto or in connection herewith shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that the Borrower's Accounts may from time to time be temporarily in a credit position, until all of the Obligations have been paid in full after the termination hereof. All representations, warranties, covenants, waivers and agreements contained herein shall survive the termination hereof unless otherwise provided.

         Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, the Lender is for any reason compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold the Lender harmless for, the amount of such payment surrendered until the Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

    9.4 Conflict of Terms. In the event of any conflict or contradiction between or among any provision or provisions of this Agreement and any provision or provisions of any of the other Financing Instruments, the provisions of this Agreement shall govern.

    9.5  Prior  Discussions;  Amendments  in  Writing;  Counterparts;  Filing As
Financing Statement. This Agreement and all other Financing Instruments incorporate all discussions and negotiations between the Borrower and the Lender, either express or implied, concerning the matters included herein and therein, any custom or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions of the Financing Instruments. This Agreement may be amended or modified only in writing signed by the parties hereto, and in the case of the Lender signed by a duly authorized officer thereof. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but such counterparts together shall constitute one and the same instrument.

    9.6 General Indemnification. The Borrower shall, and does hereby, further indemnify and save the Lender harmless from any and all liabilities, damages, costs, losses and expenses (including, without limitation, court costs and attorney's reasonable fees and expenses) that the Lender may sustain or incur by reason of, relating to or arising out of the preparation of this Agreement, or in collecting or enforcing the Obligations, or in enforcing any of Lender's rights or remedies, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement, any of the Financing Instruments, or the Obligations, or on account of the Lender's relationship with the Borrower (each of which may be defended, compromised, settled or pursued by the Lender with counsel of Lender's selection, at the sole expense of the Borrower) except for such claims which have been determined by a court of competent jurisdiction to have arisen out of the Lender's gross negligence or bad faith. The within indemnification shall survive termination of this Agreement. The Borrower's obligations under this subsection constitute part of the Obligations secured by the security interest created by this Agreement and by the other Financing Instruments.

    9.7 Destruction of Documents; Jurisdiction. This Agreement and all other Financing Instruments may be reproduced by the Lender by any photographic, photostatic, microfilm, or similar process, and the Lender may destroy the original from which any document was so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). The Borrower acknowledges receipt of a true, correct and complete copy or counterpart of this Agreement.

    9.8 Notices.

                  9.8.1 All notices or demands hereunder to the parties hereto shall be made in writing and shall be deemed to have been sufficiently given for all purposes one business day after being sent by recognized overnight delivery service for next day delivery service, on the same business day if delivered by hand and three business days after being sent by United States mail, certified mail return receipt requested, first class, postage prepaid, and addressed to the parties at their respective Notice Addresses set forth above, together with the following additions: (a) for the Lender, "Attention: Commercial Banking Group" and (b) for the Borrower, "Attention: Richard T. Schumacher, President". Either of the parties may change its Notice Address hereunder by giving notice of such change to the other party in accordance with the provisions of this subsection.

                  9.8.2 Notwithstanding any provision herein to the contrary, the Borrower agrees that the failure or delay by the Lender in giving any notice or statement hereunder, or any inaccuracy therein or incompleteness thereof, shall not in any way alter or affect the absolute and unconditional obligation of the Borrower to pay and perform in full the Obligations, but any action taken or not taken by the Borrower as a direct result of such lack or delay of notice, or of the Borrower's good faith reliance upon a material inaccuracy therein or the material incompleteness thereof, as the case may be, shall not in of itself, and to the extent thereof, constitute an Event of Default hereunder, so long as the Borrower does not otherwise have or receive notice or knowledge of the material contents or substance of such notice, or of the inaccuracy or incompleteness thereof, as the case may be, and the Borrower acts at all times in good faith.

    9.9 Application of Proceeds. The proceeds of any collection, sale or disposition of the Collateral, or of any other payments received hereunder, shall be applied toward the Obligations in such order and manner as the Lender determines in its sole discretion, any statute (the application of which may be waived or modified by agreement), customs or usage to the contrary notwithstanding. The Borrower shall remain liable to the Lender for any deficiency remaining following such application.

    9.10 Continuance of Defaults. As used herein, and in any of the Financing Instruments, upon any and each occurrence of an Event of Default, such Event of Default shall be deemed to continue until cured by the Borrower in accordance with this Agreement (and the applicable provisions of the Financing Instruments, as the case may be), and until such time as the Borrower requests and receives from the Lender the Lender's written acknowledgment that such Event of Default (as specified in the request) has been cured and is no longer continuing, which acknowledgment the Lender shall not unreasonably withhold or delay.

    9.11 Severability. If any provision of this Agreement or any of the Financing Instruments, or any portion of such provision, or the application thereof to any person or circumstance, shall to any extent be held invalid or unenforceable, the remainder of this Agreement and the Financing Instruments or the remainder of such provision and the application thereof to other persons or circumstances (other than those as to which it is held invalid or unenforceable) shall not be affected thereby, and each term and provision hereof and of the Financing Instruments shall be valid and enforced to the fullest extent permitted by law. To the extent permitted by law, the parties hereto waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

    9.12 Headings. Headings appearing in this Agreement are intended for convenience only and do not constitute and shall not be interpreted to be a part of this Agreement.

    9.13 Governing Law; Sealed Instrument. This Agreement is executed and delivered in The Commonwealth of Massachusetts, and for all purposes shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts, and shall take effect as a sealed instrument. The Borrower submits itself to the jurisdiction of the Courts of The Commonwealth of Massachusetts for all purposes with respect to this Agreement and the Borrower's relationship with the Lender.

    9.14 Force Majeure. The Lender shall not be responsible for delays or failures in performance hereunder resulting from causes beyond its control, including without limitation, acts of God, strikes, lockouts, riots, acts of war, governmental regulations, fire, communication line failures, power failures, earthquakes or other disasters.

    9.15 Interpretation of Agreement. Should any provision of this Agreement or the other Financing Instruments require interpretation or construction, it is agreed by the parties hereto that the court, administrative body, or other entity interpreting or construing this Agreement or the other Financing Instruments shall not apply a presumption that the provisions thereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that the parties and/or their respective attorneys and agents have fully participated in the preparation of all provisions of this Agreement and the other Financing Instruments.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    EXECUTED as an instrument under seal as of the day and year first stated above.

                                     Borrower:

Signed in the presence of:           BOSTON BIOMEDICA, INC.



______________________________       By:_________________________________
Witness                              Kevin W. Quinlan, Treasurer, hereunto duly
                                            authorized


                                     BTRL CONTRACTS AND SERVICES, INC.



                                     By:_________________________________
                                        Kevin W. Quinlan, Treasurer,
                                        hereunto duly authorized



                                     BBI CLINICAL LABORATORIES, INC.



                                     By:_________________________________
                                            Kevin W. Quinlan, Treasurer,
                                            hereunto duly authorized

                                     BBI-SOURCE SCIENTIFIC, INC.



                                     By:_________________________________
                                            Kevin W. Quinlan, Treasurer,
                                            hereunto duly authorized

                                     Lender:

                                     THE FIRST NATIONAL BANK OF BOSTON


                                     By:_________________________________
                                            G. Christopher Miller
                                               Vice President





PABOS2:SCS:28634_4

                                                                   EXHIBIT 4.1.3

                        OFFICER'S COMPLIANCE CERTIFICATE

TO:      THE FIRST NATIONAL BANK OF BOSTON
         Bank of Boston-Worcester Tower
         100 Front Street
         Worcester, Massachusetts 01608-1438

         The undersigned authorized officer of BBI, BTRL, BBICL and BSS (together, the "Borrower"), hereby certifies, with respect to the Commercial Loan Agreement dated as of ___________ __, 1997 between The First National Bank of Boston (the "Lender") and the Borrower, as amended through the date hereof (the "Loan Agreement"), that (a) the signer has reviewed the relevant terms of the Financing Instruments and is familiar with the operations and financial condition of the Borrower; and (b) there is in existence no Event of Default described in any of the Financing Instruments and no event which, with the giving of notice or lapse of time, or both, would result in the occurrence of an Event of Default, except as noted below, if any, and the Borrower is in complete compliance as of __/__/__ with the Financial Standards (the "Applicable Financial Statements Date"), as demonstrated below. All capitalized terms used herein and not otherwise defined shall have the meanings given them in the Loan Agreement.


                                   APPLICABLE DATE OR TIME              APPLICABLE RATIOS               ACTUAL AS OF
      FINANCIAL STANDARDS                  PERIOD                    OR MONETARY REQUIREMENTS             __/__/__

Consolidated Debt Service Ratio    Quarterly, at the end of   Not to exceed  1.75:1  (in each case         ___:___
                                   each quarter               rounded to the nearest hundredth).

Consolidated Total                 Quarterly                  Not to exceed 2.0:1 (in each case            ___:___
Liabilities: Tangible Net                                     rounded to the nearest hundredth).
Worth Ratio

Tangible Net Worth                 Annually                   At least $15,000,000 plus 50% of net          $____________
                                                              profits for the fiscal year ended
                                                              12/31/96 and thereafter for each
                                                              immediately preceding fiscal year for
                                                              which the measurement is being taken,
                                                              subject to adjustment in the event of
                                                              acquisitions made by the Borrower in
                                                              the future, which adjustments shall
                                                              be determined by the Lender in its
                                                              sole judgment, reasonably exercised.

Profitability                                                 Quarterly There can be no more
                                                              than two consecutive fiscal
                                                              quarters with Consolidated Net
                                                              Income of less than zero.

Comments Regarding Exceptions:

         Attached hereto are financial statements as of and for the fiscal (quarter)(year) ended on the Applicable Financial Statements Date, which have been certified by the undersigned as required by Section 4.1 of the Loan Agreement.

                                BOSTON BIOMEDICA, INC.



                                By:_________________________________
                                   Kevin W. Quinlan, Treasurer, hereunto duly
                                   authorized


                                BTRL CONTRACTS AND SERVICES, INC.



                                By:_________________________________
                                   Kevin W. Quinlan, Treasurer, hereunto duly
                                   authorized


                                BBI CLINICAL LABORATORIES, INC.



                                By:_________________________________
                                   Kevin W. Quinlan, Treasurer,
                                   hereunto duly authorized

                                BBI-SOURCE SCIENTIFIC, INC.



                                By:_________________________________
                                   Kevin W. Quinlan, Treasurer,
                                   hereunto duly authorized


DATE: ___________________

                                                                   EXHIBIT 4.2.1










A.       OPERATING CASH FLOW ("OCF")

         Add: 1.       Earnings before interest and taxes (EBIT)
           2.       Depreciation and Amortization
           3.       Non-cash expenses
         Less:4.       Cash income taxes paid
           5.       Capital Expenditures (CAPEX)
           6.       Non-cash income
           7.       OCF               ___________________

B.       ADJUSTMENTS TO OCF ("Adjusted OCF")

         Add: 8.       Net Equity Raised (1)
           9.       Financed CAPEX (2)
           10.      Adjusted OCF      ___________________


C.       TOTAL DEBT SERVICE ("TDS")

           1.       Interest Expense
           2.       Required Payment of Long Term
                        Debt and Capital Leases
           3.       TDS              ___________________


Adjusted OCF/TDS = Debt Service Ratio


         Notes:

         (1) "Net Equity Raised" is equity raised which is net of any equity used to finance acquisitions.

         (2) "Financed CAPEX" is bank/lease debt used to finance capital purchases.





PABOS2:SCS:28634_5